Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2023 RESULTS

•Reaffirming 2023 earnings guidance range of $2.82 - $2.96
•First quarter 2023 GAAP earnings per share were $0.65

MADISON, Wis. - May 4, 2023 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) for the three months ended March 31 as follows:

	GAAP EPS
	2023	2022
Utilities and Corporate Services	$0.65	$0.73
American Transmission Company (ATC) Holdings	0.04	0.03
Non-utility and Parent	(0.04)	0.01
Alliant Energy Consolidated	$0.65	$0.77

“We had a solid start to the year and are well positioned to deliver on our long-term growth objectives. With the exception of the mild weather, results were in line with our expectations, allowing us to reaffirm our 2023 earnings guidance,” said John Larsen, Alliant Energy Board Chair and CEO. “Guided by our purpose-driven clean energy transition, we are on track to place 840 MW of utility scale solar in service by the first half of 2024.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.65 per share of GAAP EPS in the first quarter of 2023, which was $0.08 per share lower than the first quarter of 2022. The primary drivers of lower EPS were lower retail electric and gas sales due to impacts of warmer than normal temperatures on customer demand in 2023, compared to an increase in sales in the first quarter of 2022 due to impacts of colder than normal temperatures on customer demand, higher interest expense and timing of income tax expense. These items were partially offset by higher electric revenues resulting from higher revenue requirements and allowance for funds used during construction (AFUDC) from Wisconsin Power and Light Company’s (WPL’s) capital investments.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $(0.04) per share of GAAP EPS in the first quarter of 2023, which was a $0.05 per share earnings decrease compared to the first quarter of 2022. The lower EPS was primarily driven by higher interest expense.

Details regarding GAAP EPS variances between the first quarters of 2023 and 2022 for Alliant Energy are as follows:

Variance
Estimated temperature impact on retail electric and gas sales	($0.07)
Higher interest expense	(0.06)
Revenue requirements and higher AFUDC from WPL capital investments	0.05
Timing of income tax expense	(0.02)
Other	(0.02)
Total	($0.12)

Estimated temperature impact on retail electric and gas sales - Alliant Energy’s retail electric and gas sales decreased an estimated $0.04 per share in the first quarter of 2023 due to impacts of warmer than normal temperatures on customer demand, compared to an estimated increase of $0.03 per share in the first quarter of 2022 due to the impacts of colder than normal temperatures on customer demand.

Higher interest expense - Total long-term debt increased due to additional financings in 2022 and 2023 largely to fund capital expenditures, including the solar expansion program in Wisconsin. In addition, increases in short-term debt interest rates contributed to higher interest expense in the first quarter of 2023 compared to the same period in 2022.

Revenue requirements and higher AFUDC from WPL capital investments - In December 2021, WPL received an order from the Public Service Commission of Wisconsin (PSCW) approving WPL’s proposed settlement for its retail electric and gas rate review covering the 2022/2023 Test Period. In December 2022, WPL received an order from the PSCW approving an additional annual base rate increase of $9 million for WPL’s retail gas customers covering the 2023 Test Period. WPL recognized a $0.03 per share increase in 2023 due to higher revenue requirements from increasing rate base, including investments in solar generation. The construction activity related to these investments also resulted in $0.02 per share higher AFUDC in 2023.

Timing of income tax expense - Income tax expense is recorded each quarter based on an estimated annual effective tax rate and the proportion of full year earnings generated each quarter, which causes fluctuations in the amount of tax expense quarter-over-quarter. The income tax expense timing resulted in lower earnings of $0.04 per share in the first quarter of 2023 compared to lower earnings of $0.02 per share in the first quarter of 2022. The income tax expense timing variance will reverse by the end of the year.

2023 Earnings Guidance

Alliant Energy is reaffirming its EPS guidance for 2023 of $2.82 - $2.96. Assumptions for Alliant Energy’s 2023 EPS guidance include, but are not limited to:

•Ability of Interstate Power and Light Company (IPL) and WPL to earn their authorized rates of return
•Stable economy and resulting implications on utility sales
•Normal temperatures in its utility service territories
•Execution of cost controls
•Execution of capital expenditure and financing plans
•Consolidated effective tax rate of 2%

The 2023 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws including corporate tax reform in Iowa, regulations or regulatory policies, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for ATC, changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy, or certain nonrecurring or infrequent items that are, in management’s view, not reflective of ongoing operations.

Earnings Conference Call

A conference call to review the first quarter 2023 results is scheduled for Friday, May 5, 2023 at 9 a.m. central time. Alliant Energy Board Chair and Chief Executive Officer John Larsen, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-886-7786 (Toll-Free - North America) or 416-764-8658 (Local), passcode 43689484. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 995,000 electric and 430,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•the direct or indirect effects resulting from cyber security incidents or attacks on our physical infrastructure, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•inflation and higher interest rates;
•changes in the price of delivered natural gas, transmission, purchased electricity and coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and Midcontinent Independent System Operator, Inc.’s (MISO’s) seasonal resource adequacy process;
•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed and certain other retired assets, decreases in sales volumes, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities including due to tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into and any decisions regarding the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines and project costs, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct solar generation, battery storage and electric and gas distribution projects, which may result from geopolitical issues, supplier manufacturing constraints, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, and adjustments made to deferred tax assets and liabilities;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities or on the operations of Alliant Energy’s investments;
•any material post-closing payments related to any past asset divestitures, including the sale of Whiting Petroleum, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•weather effects on results of utility operations;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s new process, or procure capacity in the market whereby such costs might not be recovered in rates;
•the direct or indirect effects resulting from the ongoing novel coronavirus (COVID-19) pandemic and the spread of variant strains;
•issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits, the Coal Combustion Residuals Rule, future changes in environmental laws and regulations, including changes to Cross-State Air Pollution Rule emissions allowances and federal, state or local regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce carbon dioxide emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities or on the operations of Alliant Energy’s investments;

•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2023 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2023 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures.

Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three months ended March 31, 2023 and 2022. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins. Utility electric margins and utility gas margins are non-GAAP financial measures that will be reported and reconciled to the most directly comparable GAAP measure, operating income, in our first quarter 2023 Form 10-Q.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended March 31:

EPS:	GAAP EPS
	2023	2022
IPL	$0.29	$0.35
WPL	0.35	0.37
Corporate Services	0.01	0.01
Subtotal for Utilities and Corporate Services	0.65	0.73
ATC Holdings	0.04	0.03
Non-utility and Parent	(0.04)	0.01
Alliant Energy Consolidated	$0.65	$0.77

Earnings (in millions):	GAAP Income (Loss)
	2023	2022
IPL	$72	$87
WPL	88	92
Corporate Services	3	4
Subtotal for Utilities and Corporate Services	163	183
ATC Holdings	9	8
Non-utility and Parent	(9)	1
Alliant Energy Consolidated	$163	$192

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in millions, except per share amounts)
Revenues:
Electric utility	$768	$773
Gas utility	276	262
Other utility	11	11
Non-utility	22	22
	1,077	1,068
Operating expenses:
Electric production fuel and purchased power	157	168
Electric transmission service	146	138
Cost of gas sold	181	168
Other operation and maintenance:
Energy efficiency costs	20	11
Non-utility Travero	16	16
Other	138	126
Depreciation and amortization	166	166
Taxes other than income taxes	31	27
	855	820
Operating income	222	248
Other (income) and deductions:
Interest expense	94	74
Equity income from unconsolidated investments, net	(17)	(15)
Allowance for funds used during construction	(19)	(11)
Other	3	—
	61	48
Income before income taxes	161	200
Income tax expense (benefit)	(2)	8
Net income attributable to Alliant Energy common shareowners	$163	$192
Weighted average number of common shares outstanding:
Basic	251.2	250.6
Diluted	251.4	250.9
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.65	$0.77

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2023	December 31, 2022
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$157	$20
Other current assets	1,035	1,230
Property, plant and equipment, net	16,396	16,247
Investments	569	559
Other assets	2,083	2,107
Total assets	$20,240	$20,163
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$808	$408
Commercial paper	60	642
Other short-term borrowings	50	—
Other current liabilities	990	1,313
Long-term debt, net (excluding current portion)	8,132	7,668
Other liabilities	3,872	3,856
Alliant Energy Corporation common equity	6,328	6,276
Total liabilities and equity	$20,240	$20,163

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$329	$379
Accounts receivable sold to a third party	(141)	(128)
Net cash flows from operating activities	188	251
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(417)	(307)
Other	(34)	(23)
Proceeds from sale of partial ownership interest in West Riverside	25	—
Cash receipts on sold receivables	173	115
Other	(10)	(8)
Net cash flows used for investing activities	(263)	(223)
Cash flows from financing activities:
Common stock dividends	(113)	(107)
Proceeds from issuance of long-term debt	862	650
Payments to retire long-term debt	—	(300)
Net change in commercial paper and other short-term borrowings	(532)	(239)
Other	(5)	(1)
Net cash flows from financing activities	212	3
Net increase in cash, cash equivalents and restricted cash	137	31
Cash, cash equivalents and restricted cash at beginning of period	24	40
Cash, cash equivalents and restricted cash at end of period	$161	$71

KEY FINANCIAL AND OPERATING STATISTICS

	March 31, 2023	March 31, 2022
Common shares outstanding (000s)	251,388	250,814
Book value per share	$25.17	$24.23
Quarterly common dividend rate per share	$0.4525	$0.4275

	Three Months Ended March 31,
	2023	2022
Utility electric sales (000s of megawatt-hours)
Residential	1,806	1,945
Commercial	1,554	1,612
Industrial	2,564	2,596
Industrial - co-generation customers	277	235
Retail subtotal	6,201	6,388
Sales for resale:
Wholesale	698	721
Bulk power and other	1,243	1,224
Other	15	17
Total	8,157	8,350
Utility retail electric customers (at March 31)
Residential	843,367	836,907
Commercial	144,932	144,752
Industrial	2,416	2,441
Total	990,715	984,100
Utility gas sold and transported (000s of dekatherms)
Residential	13,044	15,360
Commercial	8,500	9,589
Industrial	766	1,146
Retail subtotal	22,310	26,095
Transportation / other	32,614	29,877
Total	54,924	55,972
Utility retail gas customers (at March 31)
Residential	381,714	378,990
Commercial	45,050	44,749
Industrial	324	341
Total	427,088	424,080

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended March 31,
	2023	2022
Electric margins	($9)	$7
Gas margins	(6)	4
Total temperature impact on margins	($15)	$11

	Three Months Ended March 31,
	2023	2022	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	3,155	3,749	3,435
Madison, Wisconsin (WPL)	3,184	3,719	3,527

(a)HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs.